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                                                                   EXHIBIT 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Mission West Properties of our report dated February 11, 1997, except as to the 1 for 30 reverse stock split discussed in Note 1, which is as of November 10, 1997, appearing on page F-3 of Mission West Properties' Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

San Diego, California
May 14, 1998